JOINT VENTURE AGREEMENT

This Joint Venture Agreement is made the 18th day of January, 2011.

BETWEEN:

EL TITULAR S.A.C
Jr. Dante 1239 Dpto 04, Surquillo
Lima - Peru
Represented by Mr. Ricardo Hobispo Granados

(“TITULAR”)

AND:

AIRON PERU S.A.C.
Calle Buen Retiro 155 Int. 404, San Borja,
Lima - Perú
Represented by Mr. Carlos Castillo

(“AIRON”)

WHEREAS:

1           The TITULAR has a Joint Venture to invest on exploration with the owner of the mining concession called Wuakakuy, with Code N°010062506, with 400 hectares, located in Putina District, San Antonio de Putina Province, Department of Puno (the CONCESSION).

2            AIRON is a company incorporated in Peru and wants to become a  joint venture partner with TITULAR in exploration of the CONCESSION.

IN CONSIDERATION OF the agreements contained herein and other good and valuable consideration, the parties hereto covenant and agree each with the other as follows:

1.1.	Currency

In this Agreement words or figures expressed in dollars or the symbol for dollars without any other indication mean the specified amount in lawful currency of the United States.

1.2.      Number and Gender

Where the context so requires, all references to this JOINT VENTURE Agreement to the singular shall be deemed to include the plural and all references to the masculine shall be deemed to include the feminine and neuter genders and a body corporate and vice versa.

1.3.	Headings

The headings in this JOINT VENTURE Agreement form no part of this JOINT VENTURE Agreement and shall be deemed to have been inserted for convenience of reference only.

1.4.	Governing Law and Attornment

This JOINT VENTURE Agreement shall be governed by and construed in accordance with the laws of Peru.  All disputes arising under the JOINT VENTURE Agreement will be referred to the courts of the Province of Lima the parties irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Lima.

2. THE CONCESSION:

2.1.	Details

Name:                          Wuakakuy
Code                           N°010062506
Hectares                      400 ha
Located:                      Putina District, San Antonio de Putina Province, and Department of Puno.

3. PAYMENT

3.1.	The TITULAR agrees to assign 55% of its 100% ownership of the CONCESSION to AIRON for certain agreed upon conditions of this JV agreement as set forth below;

•	AIRON agrees has agreed to spend a minimum of $150,000 on drilling and /or exploration costs and to drill a minimum of 1000 meters within the next 24 months of this agreement
•	AIRON is to pay TITULAR a consulting fee of $2000/month upon the completion of all registry and permits for the concession.
•	If AIRON does not meet the agreed terms above, the concession would revert back to TITULAR
•
AIRON has the right to assign any amount of this JOINT VNETURE Agreement to any person or company they chose, but the terms of this agreement between AIRON & TITULAR are to be abided by as per definition and the spirit of this agreement

4. NOTICE

4.1	Address for Notice

Any notice required to be given under the terms of this JOINT VENTURE Agreement shall be in writing and may effectively be given by a party hereto by delivery of such notice to the other party at the address below or at such other address as either party may in writing notify the other party or by facsimile transmission and confirmed in writing to:

In the case of the TITULAR:

El Titular SAC
Jr. Dante 1239 Dpto 04, Surquillo
Lima - Peru

In the case of the AIRON:

Airon Peru SAC
Calle Buen Retiro 155 Int. 404, San Borja,
Lima - Peru

4.2	Deemed Delivery

Notice shall be deemed to have been received by the party immediately upon delivery to such party at its address in the notice.  Facsimile transmissions shall be deemed to have been given upon receipt thereof.

5. MISCELLANEOUS

5.1       Amendment

No amendment to this JOINT VENTRUE Agreement shall be valid unless it is evidenced by a written agreement executed by the parties hereto.

5.2	This JOINT VENTURE Agreement shall be binding upon the parties hereto and their successors, legal personal representatives and permitted assigns.

5.3	This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the law of Peru.

5.4	This Agreement may be executed in counterparts and by facsimile transmission and such counter parts and facsimile transmissions together shall form one and the same instrument.

IN WITNESS WHEREOF this JOINT VENTURE Agreement has been executed by the parties hereto on the 18th day of January, 2011.

SIGNED BY:

AIRON PERU SAC  Carlos Castillo

Dated   January 18, 2011

EL TITULAR SAC    Ricardo Hobispo Granados

Dated   January 18, 2011